Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-88348), Form S-4 (No. 333-114877) and Form S-8 (Nos. 333-105004, 333-05399, 333-85656, 333-100660, 333-60785, 33-51564, 33-32683, 333-36430 and 333-120877) of Lyondell Chemical Company of our report dated March 8, 2004, relating to the financial statements of Equistar Chemicals, LP, which is incorporated by reference in the Company’s Current Report on Form 8-K/A of Lyondell Chemical Company dated November 30, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas

February 14, 2005